                  RETENTION AND ACHIEVEMENT INCENTIVE AGREEMENT


         THIS RETENTION AND ACHIEVEMENT INCENTIVE AGREEMENT dated as of July 1, 1998 by and between American Telecasting, Inc. (the "Company") and Robert D. Hostetler, (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Company recognizes the competitive nature of the market for executive talent; and

         WHEREAS, the Company has determined that appropriate steps should be taken to encourage certain key executives to remain employed by the Company by providing for certain benefits; and

         WHEREAS, the Company wishes to compensate the Employee for the achievement of certain significant strategic objectives:

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree to the following:

         1. Definitions. The capitalized terms used herein shall have the meanings ascribed to them below.

                  (a) "Cause" shall mean (A) the willful and continued failure by the Employee substantially to perform the Employee's duties with the Company (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) as determined by the Board of Directors of the Company (the "Board"), after a demand for substantial performance is delivered to the Employee by the Company, which demand specifically identifies the manner in which the Company believes that the Employee has not substantially performed the Employee's duties or (B) the willful engaging by the Employee in misconduct which is demonstrably and materially injurious to the Company, momentarily or otherwise. Notwithstanding the foregoing, the Employee's employment shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee by the Company a copy of a Notice of Termination authorized by the Board stating that in the good faith opinion of the Board the Employee is guilty of conduct set forth in clauses (A) or (B) above and specifying the particulars there of in detail.

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                  (b) "Closing Period" shall mean the last twenty (20) days during the month of June, 1999 on which trading occurs on the national securities exchange or other trading system on which the Common Stock is principally traded (the "Exchange").

                  (c) "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

                  (d) "Disability" shall be deemed the reason for the termination by the Company of the Employee's employment, if, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from the full-time performance of the Employee's duties with the Company for a period of six (6) consecutive months.

                  (e) "Material Employment Change" shall mean any of the following:

                           (i) a reduction in the in the Employee's base and other compensation as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement; or

                           (ii) the relocation of the Employee's current principal place of employment to a location that is more than 25 miles from the Employee's current principal place of employment or requiring the Employee to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the Employee's present business travel obligations.

         2.       Retention Incentive.

                  (a) Upon the earliest to occur of the following dates and events while the Employee is employed by the Company, the Employee shall be entitled to receive a lump sum cash payment of $50,000 (the "Retention Incentive"):

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                           (i) the termination of the Employee's employment by the Company other than for Cause;

                           (ii) the termination of the Employee's employment by the Employee following the occurrence of a Material Employment Change;

                           (iii)    June 30, 1999;

                           (iv)     the Employee's death or Disability.

                  (b) If the Employee's employment is terminated prior to June 30, 1999 by the Company for Cause or by the Employee other than (i) following a Material Employment Change or (ii) on account of the Employee's death or Disability, no Retention Incentive shall be paid to the Employee.

         3.       Achievement Incentive.

                  (a) As soon as practicable following June 30, 1999, the Employee shall be entitled to receive the amount determined under paragraph (c) below (the "Achievement Incentive"), provided that:

                           (i) the Employee is employed by the Company on June 30, 1999 or his employment has been terminated prior to such date by the Company other than for Cause or by the Employee following a Material Employment Change or by reason of the Employee's death or Disability; and

                           (ii) the average closing price of the Common Stock on the Exchange during the Closing Period is at least $2.00 per share.

                  (b) If (i) the average closing price of the Common Stock on the Exchange during the Closing Period is less than $2.00 per share or (ii) the Employee's employment is terminated prior to June 30, 1999 by the Company for Cause or by the Employee other than
                           (A) following a Material Employment Change or (B) on account of the Employee's death or Disability, no Achievement Incentive shall be paid to the Employee.

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                  (c) If an Achievement Incentive becomes payable in accordance with paragraph (a) above, the amount of such Achievement Incentive shall be equal to the sum of (i) $125,000 plus (ii) the product of (A) $125,000 multiplied by (B) a fraction, the numerator of which is the excess, if any, of the average closing price of the Common Stock on the Exchange during the Closing Period over $2.00, and the denominator of which is $3.00 (provided, however, that in no event shall such fraction exceed 1).

                  (d) If an Achievement Incentive becomes payable to the Employee, then (i) the first 40% of such Achievement Incentive shall be paid in cash and (ii) the remaining 60% of such Achievement Incentive shall be paid in cash, Common stock or a combination thereof, as determined in the sole discretion of the Company.

                  (e) Appropriate adjustments in the dollar amounts set forth in Sections 3(a)(ii), 3(b)(i) and 3(c)(ii)(B) shall be made by the Company to give effect to changes in the Common Stock resulting from subdivisions, consolidations or reclassifications of the Common Stock, the payment of dividends or other distributions by the Company (other than dividends or other distributions determined by the Company to be in the ordinary course), mergers, consolidations, combinations or similar transactions or other relevant changes in the capital of the Company.


         4. No Effect on Other Contractual Rights. The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Employee's existing rights or rights (or rights which would accrue solely as a result of the passage of time) under any employee benefit plan or employment agreement or other contract, plan or arrangement nor shall any amounts payable hereunder be considered in determining the amount of benefits payable to the Employee under any such plan, agreement or contract.

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         5.       Successor to the Company.

                  (a) This Agreement shall be binding on the Company's successors and assigns.

                  (b) This Agreement shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts are still payable to the Employee hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's personal representative, devisee, legatee, or other designee or, if there be no such designee, to the Employee's estate.

         6. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid as follows:

                                    If to the Company:
                                    5575 Tech Center Drive, Suite 300
                                    Colorado Springs, CO  80919
                                    Attention:  Chairman of the Board

                                    With a copy to:
                                    Skadden, Arps, Slate, Meather & Flom LLP
                                    919 Third Avenue
                                    New York, NY 10022
                                    Attention:  Randall H. Doud

                                    If to the Employee:
                                    17215 Colonial Park Dr.
                                    Monument, CO  80132

                  or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

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         7. Amendment Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and the Company. No waiver by either party hereto at any time of any breach of the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         8. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforce ability of any other provision of this Agreement, which shall remain in full force and effect.

         9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.



IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        /s/  Richard F. Seney
                                        --------------------------------------
By:                                     Richard F. Seney
Title:                                  Vice Chairman of the Board




Employee:                               /s/  Robert D. Hostetler
                                        --------------------------------------
                                        Robert D. Hostetler